Exhibit 10.8

Merchant‘s Legal Name: Aurai LLC, together with all its subsidiaries including its affiliates and related entities). known and unknown (collectively, “Merchant”)

D/B/A (if applicable):

State of Incorporation / Organization:	MA

Entity Type:	Incorporation

Physical Address of Merchant:	2 MOUNT ROYAL AVE STE 500 MARLBOROUGH, MA 01752-1960

Mailing Address of Merchant:	4 Jefferson RD Westborough, MA 01581-2404

Merchant Contact:	Mahesh Choudhury

AGREEMENT OF PURCHASE AND SALE OF FUTURE RECEIVABLES

Merchant hereby sells, assigns and transfers to Nebula Asset Holdings LLC, a New York limited liability company (“Purchaser”) and you agree to sell to Purchaser, in consideration of the funds provided (“Purchase Price”) specified below, all of Merchant’s future accounts, contract rights and other entitlements arising from or relating to the payment of monies from Merchant’s customers’ and/or other third party payors, including all payments made by cash, check, credit or debit card, electronic transfer or other form of monetary payment in the ordinary course of the merchant’s business (the “Future Receipts”), for the payment of Merchant’s sale of goods or services (the “Transactions”) until the amount of Future Receipts specified below (the “Purchased Amount”) and all fees due under this Agreement has been delivered by Merchant to Purchaser.

The Purchased Amount shall be paid to Purchaser by Merchant’s irrevocably directing and authorizing that there by only one depositing bank account, which must be acceptable to, and pre-approved by, Purchaser (the “Account”) into which Merchant and Merchant’s customers shall remit the percentage specified of 15% (the “Specified Percentage”) of the Merchant’s settlement amounts due from each Transaction, until such time as Purchaser receives payment in full of the Purchased Amount. Merchant hereby authorizes Purchaser to automated clearing house (“ACH”) debit up to and including the specified remittances from the Account on a daily basis and will provide Purchaser with all required access codes, and monthly bank statements. Merchant acknowledges and agrees that it is responsible for ensuring that the Specified Percentage to be debited by Purchaser remains in the Account and will be held responsible for any fees incurred by Purchaser resulting from a rejected ACH attempt or an Event of Default (defined below). (See Appendix A).

Purchaser is not responsible for any overdrafts or rejected transactions that may result from Purchaser’s ACH debiting the specified amounts under the terms of this Agreement. Purchaser will either (i) debit the Specified Percentage on a daily basis, or (ii) if a Specific Daily Amount is specified hereunder, then Purchaser shall debit the Specific Daily Amount on each business day, and upon the Merchant’s request and receipt of the Merchant’s monthly bank statements, Purchaser shall, on or about the eighteenth day of each month reconcile the Merchant’s Account by either crediting or debiting the difference between the amount debited and the Specified Percentage, from or back to the Merchant’s Account so that the amount debited each month equals the Specified Percentage. Purchaser may, upon Merchant’s request, adjust the amount of any payment due under this Agreement at Purchaser’s sole discretion and as it deems appropriate. Notwithstanding anything to the contrary in this Agreement or any other agreement between PURCHASER and Merchant, upon the violation of any provision contained in Section 1.12 of the MERCHANT AGREEMENT TERMS AND CONDITIONS or the occurrence of an Event of Default under Section 3 of the MERCHANT AGREEMENT TERMS AND CONDITIONS, the Specified Percentage shall equal 100%. A list of all fees applicable under this agreement is annexed hereto in Appendix A.

Total Payback:	$81,000	Weekly Payment:	$4,050

Borrowed Price:	$60,000	Fees:	$5,400

Net Amount:	$54,600	Term:	20 Weeks

THE PURCHASE AND SALE OF FUTURE RECEIVABLES AGREEMENT TERMS AND CONDITIONS SET FORTH ON PAGE 2, THE “SECURITY AGREEMENT AND GUARANTY” AND THE “ADMINISTRATIVE FORM” HEREOF, ARE ALL HEREBY INCORPORATED IN AND MADE A PART OF THIS AGREEMENT.

MERCHANT (together with all its subsidiaries. known and unknown)		PURCHASER

Mahesh Prasad Choudhury		Nebula Asset Holdings LLC

Print Name:	Mahesh Choudhury	Print Name:

Title:	VP US Oerations	Title:

Signature:	/s/ Mahesh Choudhury	Signature:

TERMS AND CONDITIONS TO PURCHASE AND SALE OF FUTURE RECIVABLES.

To the extent set forth herein, each of the parties is obligated upon his, her or its execution of the Agreement to all terms of the Agreement, including the Additional Terms set forth below. Each of above-signed Merchant and Owner(s) represents that he, she or it, is authorized to sign this Agreement for Merchant, legally binding said Merchant to repay this obligation and that the information provided herein and in all of Purchaser documents, forms and recorded interviews is true, accurate and complete in all respects. If any such information is false or misleading, Merchant shall be deemed in material breach of all agreements between Merchant and Purchaser and Purchaser shall be entitled to all remedies available under law. Purchaser may produce a monthly statement reflecting the delivery of the Specified Percentage of Receivables from Merchant via Processor and/or Operator to Purchaser. An investigative report may be made in connection with the Agreement. Merchant and each of the above-signed Owners authorizes Purchaser, its agents and representatives and any credit-reporting agency engaged by Purchaser, to (i) investigate any references given or any other statements or data obtained from or about Merchant or any of its Owners for the purpose of this Agreement, and (ii) pull credit report at any time now or for so long as Merchant and/or Owners(s) continue to have any obligation owed to Purchaser as a consequence of this Agreement or for Purchaser’s ability to determine Merchant’s eligibility to enter into any future agreement with Company. ANY MISREPRESENTATION MADE BY MERCHANT OR OWNER IN CONNECTION WITH THIS AGREEMENT MAY CONSTITUTE A SEPARATE CAUSE OF ACTION FOR FRAUD OR INTENTIONAL MISREPRESENTATION.

ARTICLE I: TERMS OF ENROLLMENT IN PROGRAM

1.1.            Merchant Deposit Agreement. Merchant shall execute an agreement (the “Merchant Deposit Agreement”) acceptable to Purchaser, and appoint a Bank acceptable to Purchaser, to obtain electronic fund transfer services and/or Automated Clearing House (“ACH”) payments for the Merchant’s Account at the Bank approved by Purchaser (the “Account”). Merchant shall provide Purchaser and/or its authorized agent(s) with all of the information, authorizations and passwords necessary for verifying Merchant’s receivables, receipts, deposits and withdrawals into and from the Account. Merchant shall authorize Purchaser and/or its agent(s) to deduct the Account the amounts owed to Purchaser for the Future Receipts as specified herein from settlement amounts which would otherwise be due to Merchant from electronic check transactions and to pay such amounts to Purchaser by permitting Purchaser to withdraw the specified percentages by ACH debiting of the Account. The authorization shall be irrevocable absent Purchaser’s written consent.

1.2.            Term of Agreement. This Agreement shall remain in full force and effect until the entire Purchased Amount is received by Purchaser as per the terms of this Agreement, however, at any time during the term of this Agreement, Merchant may terminate this Agreement upon ninety (90) days’ prior written notice (effective upon actual receipt by Purchaser), however, said termination of this Agreement shall not affect Merchant’s responsibility to satisfy any and all outstanding obligations to Purchaser at the time of termination. Notwithstanding the preceding sentence, should Merchant elect to terminate this Agreement in accordance with this Paragraph 1.2 herein but Merchant shall fail to fully satisfy its obligation to Purchaser, then Merchant’s termination shall be null and void and have no force and effect, and this Agreement shall remain in full force and effect.

1.3.            Future Purchases. Purchaser reserves the right to rescind the offer to make any purchase payments hereunder, in its sole and absolute discretion.

1.4.            Reconciliation of Specific Daily Amount. The specific daily amount represents the Specific Percentage of Merchant’s Future Receipts. Merchant may request that Purchaser reconcile Merchant’s actual Future Receipts by either crediting or debiting the difference back to or from the Account so that Purchaser so that the amount Purchaser debited in the most recent calendar month equaled the Specified Percentage of Future Receipts that Company collected in that calendar month. Any reconciliation request must be (i) in writing; (ii) include a complete copy of Merchant's bank statement for the calendar month at issue; and (iii) be sent to Purchaser at 4 Davenport Avenue, Greenwich CT, 06830 within thirty (30) calendar days after the last day of the calendar month at issue. Merchant acknowledges and agrees that it is the Merchant's sole responsibility to send a complete bank statement. The Merchant’s failure and/or refusal to send a written reconciliation request within forty-five (45) days of the last day of the calendar month at issue will result in the forfeiture of said month’s reconciliation.

1.5.            Financial Condition. Merchant and Guarantor(s) (as hereinafter defined) authorize Purchaser and its agents to investigate their financial responsibility and history and will provide to Purchaser any bank or financial statements, tax returns, and other relevant information, as Purchaser deems necessary in its sole and absolute discretion prior to or at any time after execution of this Agreement. A photocopy of this authorization will be deemed as acceptable as an authorization for release of financial information. Purchaser is authorized to update such information and financial profiles from time to time as it deems appropriate.

1.6.            Transactional History; Card Processor. Merchant authorizes all of their banks and brokers to provide Purchaser with Merchant’s banking, brokerage and/or processing history, including, but not limited to, credit card processing, to determine qualification or continuation in this program. Merchant agrees to enter into a payment card processing agreement with a payment card processor approved by Purchaser (the “Processor”) in order to obtain card processing services for credit cards, charge cards, debit cards, prepaid cards, or other payment cards used to purchase Merchant's goods and/or services. If Merchant has entered into a payment card processing agreement before the date of this Agreement, Merchant may request that Purchaser review such agreement and any other information it deems pertinent for approval of the existing payment card processor in the sole and absolute discretion of Purchaser.

1.7.            Indemnification. Merchant and Guarantor(s) jointly and severally indemnify and hold harmless Processor, its officers, directors and shareholders against all losses, damages, claims, liabilities and expenses (including reasonable attorney’s fees) incurred by Processor resulting from (a) claims asserted by Purchaser for monies owed to Purchaser from Merchant and (b) actions taken by Processor in reliance upon information or instructions provided by Purchaser.

1.8.            No Liability. In no event will Purchaser be liable for any claims asserted by Merchant or Guarantor under any legal theory for lost profits, lost revenues, lost business opportunities, exemplary, punitive, special, incidental, indirect or consequential damages, each of which is waived by Merchant and Guarantor(s). In the event these claims are nonetheless raised, Merchant and Guarantor(s) will be jointly and severally liable for all of Purchaser’s legal fees and expenses resulting therefrom.

1.9.            Reliance on Terms. Sections 1.1, 1.8, 1.9 and 2.5 of this Agreement are agreed to for the benefit of Merchant, Purchaser and Processor, and notwithstanding the fact that Processor is not a party of this Agreement, Processor may rely upon their terms and raise them as a defense in any action.

1.10.          Sale of Future Receipts. Merchant is selling a portion of a Future Receipts to Purchaser at a discount, nor borrowing money from Purchaser. Merchant agrees that the Purchase Price is in exchange for the Future Receipts pursuant to this Agreement, and that it equals the fair market value of such Future Receipts. There is no interest rate or payment schedule and not time period during which the Purchase Amount must be collected by Purchaser. Merchant going bankrupt or going out of business, in and of itself, does not constitute a breach of this Agreement. Purchaser is entering into this Agreement knowing the risks that Merchant’s business may slow down or fail, and Purchaser assumes these risks based on Merchant’s representations, warranties and covenant in this Agreement, which are designed to give Purchaser a reasonable and fair opportunity to receive the benefit of its bargain. Merchant and Purchaser agree that the Purchase Price under this Agreement is in exchange for the Purchased Amount and that such Purchase Price is not intended to be, nor shall it be construed as a loan or otherwise borrowing money from Purchaser to Merchant. Merchant agrees that the Purchase Price is in exchange for the Future Receipts purchased pursuant to this Agreement and further that the Future Receipts equal the fair market value of such Future Receipts. Purchaser has purchased and shall own all the Future Receipts described in this Agreement up to the full Purchased Amount as the Future Receipts are created. Payments made to Purchaser in respect to the full amount of the Future Receipts shall be conditioned upon Merchant’s sale of products and services and the payment therefore by Merchant’s customers in the manner provided in Section 1.1. In no event shall the aggregate of all amounts or any portion thereof be deemed as interest hereunder and in no event, if is found to be interest despite the parties hereto specifically that it is NOT interest – it shall be found that no sum charged or collected hereunder shall exceed the highest rate permissible at law. In the event that a court nonetheless determines that Purchaser has charged or received interest hereunder in excess of the highest rate allowed by law, then the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by applicable law and Purchaser shall promptly refund to Merchant any interest received by Purchaser in excess of the maximum lawful rate, it being intended that Merchant not pay or contract to pay, and that Purchaser not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Merchant under applicable law. As a result, Merchant knowingly and willingly waives the defense of usury in any action or proceeding with respect to this Agreement.

1.11.          Power of Attorney. Merchant irrevocably appoints Purchaser as its agent and attorney-in-fact with full authority to take any action or execute any instrument or document to settle all obligations due to Purchaser from Processor, or in the case of a violation by Merchant of Section 1.12 or the occurrence of an Event of Default under Section 4 hereof, from Merchant, under this Agreement, including without limitation: (i) to obtain and adjust insurance; (ii) to collect monies due or to become due under or in respect of any of the Collateral; (iii) to receive, endorse and collect any checks, notes, drafts, instruments, documents or chattel paper in connection with clause (i) or clause (ii) above; (iv) to sign Merchant’s name on any invoice, bill of lading, or assignment directing customers or account debtors to make payment directly to Purchaser; and (v) to file any claims or take any action or institute any proceeding which Purchaser may deem necessary for the collection of any of the unpaid Purchased Amount from the Collateral, or otherwise to enforce its rights with respect to payment of the Purchased Amount. In connection therewith, all costs, expenses and fees, including, but not limited to, attorney’s fees, shall be payable by and from Merchant, and Purchaser is authorized to use Merchant’s funds to pay for same.

1.12.          Protections Against Default. In the event: (a) Merchant takes any action to discourage the use of electronic check processing that are settled through Processor, or permits any event to occur that could have an adverse effect on the use, acceptance, or authorization of checks or other payments or deposits for the purchase of Merchant’s services and products, including but not limited to, direct deposit of any checks into a bank account without scanning into the Purchaser electronic check processor; (b) Merchant changes its arrangements with Processor in any way that is adverse or acceptable to Purchaser; (c) Merchant changes the electronic check processor through which the Future Receipts are settled from Processor to another electronic check processor, or permits any event to occur that could cause diversion of any of Merchant’s check or deposit transactions to another processor; (d) Merchant interrupts the operation of its business (other than adverse weather, natural disasters or acts of God) transfers, moves, sells, disposes, transfers or otherwise conveys its business and/or assets without (i) the express prior written consent of Purchaser, which may be withheld in its sole and absolute discretion; and (ii) the written agreement of any purchaser or transferee to the assumption of all of Merchant’s obligations under this Agreement pursuant to documentation satisfactory to Purchaser; or (e) Merchant takes any action, fails to take any action, or offers any incentive (economic or otherwise), the result of which will be to induce any customer or customers to pay for Merchant’s services with any means other than payments, checks, or deposits that are settled through Processor, the following protections enumerated below may be invoked by Purchaser, immediately and without notice to Merchant:

(1)	The full uncollected Purchase Amount plus all fees due under this Agreement, including, but not limited to, attorney’s fees, and the security agreement executed by Merchant (the “Security Agreement”) become due and payable in full immediately.

(2)	Purchaser may enforce the provisions of a personal guaranty (the “Guaranty”) against the listed guarantor(s).

(3)	Merchant may request Purchaser to deliver an executed confession of judgment in favor of Purchaser in the amount of the Purchase Amount stated in the Agreement. Upon breach of any provision in this Paragraph 1.12 or an Event of Default of this Agreement, Purchaser may enter that confession of judgment as a judgment with the clerk of the court and execute thereon.

(4)	Purchaser may enforce its security interest in the Collateral (as defined in the Security Agreement) identified in the Security Agreement herein.

(5)	Purchaser may proceed to protect and enforce its rights and remedies in law or at equity. In any such proceeding in which Purchaser shall recover judgment against Merchant, Merchant shall be liable for all of Purchaser’s costs and expenses, including but not limited to, attorneys’ fees, incurred in any proceeding pursued against Merchant to recover any and all amounts due to Purchaser under this Agreement.

(6)	Purchaser may debit Merchant’s depository accounts wherever situated by means of ACH debit or facsimile signature on a computer-generated check drawn on Merchant’s Account or otherwise, in an amount consistent with the Specified Percentage or Specific Daily Amount or for all sums due to Purchaser.

(7)	Purchaser shall have the right, without waiving any of its rights and remedies and without notice to Merchant and/ or Guarantor(s), to notify Merchant’s credit card processor of the sale of Future Receipts hereunder and to direct such credit card processor to make payment to Purchaser of all or any portion of the amounts received by such credit card processor on behalf of Merchant. Merchant hereby grants to Purchaser an irrevocable power-of-attorney, which power-of-attorney shall be coupled with an interest, and hereby appoints Purchaser or any of Purchaser representatives as Merchant’s attorney-in-fact, to take any and all action necessary to direct such new or additional Processor to make payment to Purchaser as contemplated by this Section.

(8)	The entire Purchase Amount and all fees, including, but not limited to, attorney’s fees and costs, shall become immediately refundable and payable to Purchaser from Merchant.

The above protections are in addition to any other remedies available to Purchaser at law, in equity or otherwise pursuant to this Agreement.

1.13.          Protection of Information. Merchant, and each person signing this Agreement on behalf of Merchant and/or as Owner or Guarantor, in respect of himself or herself personally, authorizes Purchaser to disclose information concerning Merchant’s and each Owner’s and/or Guarantor(s)’s credit standing and business conduct only, to agents, affiliates, subsidiaries, and credit reporting bureaus. Merchant, Guarantor(s) and each Owner(s) hereby waives to the maximum extent permitted by law any claim for damages against Purchaser or any of its affiliates relating to any (i) investigation undertaken by or on behalf of Purchaser as permitted by this Agreement; or (ii) disclosure of information as permitted by this Agreement.

1.14.          Confidentiality. Merchant understands and agrees that the terms and conditions of the products and services offered by Purchaser, including, but not limited to, this Agreement, and any other Purchaser documentations (collectively, “Confidential Information”) are proprietary and confidential information of Purchaser. Accordingly, unless disclosure is required by law or court order, Merchant shall not disclose Confidential Information of Purchaser to any person other than an attorney, accountant, financial advisor or employee of Merchant who needs to know such information for the purpose of advising Merchant (“Advisor”), provided such Advisor uses such information solely for the purpose of advising Merchant and first agrees in writing to be bound by the terms of this Section

1.14.          A breach of this Paragraph 1.14 shall entitle Purchaser to any and all available remedies at law and equity, including, but not limited to, damages, attorney’s fees and costs, a temporary restraining order, and preliminary injunction, without the necessity to post a bond or other security.

1.15.          Publicity. Merchant and each of Merchant’s Owners and all Guarantors hereto authorize Purchaser to use its, his or her name in listings of clients and in advertising and marketing materials.

1.16.          D/B/A’s. Merchant hereby acknowledges and agrees that Purchaser may be using “doing business as” or “d/b/a” names in connection with various matters relating to the transaction between Purchaser and Merchant, including the filing of UCC-1 financing statements and other notices or filings.

1.17.	Application of Payments. Subject to applicable law, Purchaser reserves the right to apply payments in any manner Purchaser chooses.

1.18.          Inspection of Collateral and Place of Business. Purchaser, or its designated representatives and agents, shall have the right, during Merchant's normal business hours and at any other reasonable times and without notice to Merchant, to examine the Collateral wherever located and the interior and exterior of any of Merchant's places of business. Any such examination of any of Merchant's business may include, but is not limited to, whether Merchant: (i) has a place of business that is separate from any personal residence; (ii) is open for business; (iii) has sufficient inventory to conduct its business; and (iv) has one or more point-of-sale terminals to process credit card transactions. When performing an examination, Purchaser or its designated representatives and agents may photograph the interior and exterior of any of Merchant's places of business, including, but not limited to, any signage and point-of-sale terminals, and may photograph any Principal of the Merchant.

1.19.          Monthly Fees. In addition to the other fees provided for in this Agreement, Purchaser shall be entitled, without notice or invoice, to a nonrefundable monthly fee of $0.00 to be collected via ACH Debit and which shall be due for each month, or portion thereof, during the tenure of this Agreement. Said fee shall be due and owing after the first month from the date of this Agreement and on every month thereafter during such time Purchaser has not received the Purchase Amount in full (the “Monthly Fee”). Each Monthly Fee shall be earned upon Purchaser's receipt thereof in consideration of Purchaser's accepting this engagement and servicing the instant transaction as described herein and shall in no way be deemed to represent a diminution of the purchase price set forth herein.

1.20.          Prepayment. Although there is no obligation to do so, Merchant may prepay any amount towards the Purchased Amount without penalty. Merchant may elect to terminate this Agreement by prepaying Purchaser the amount of the balance of the Purchased Amount at any time.

ARTICLE II: REPRESENTATIONS, WARRANTIES AND COVENANTS

Merchant hereby represents, warrants and covenants that as of this date and during the term of this Agreement:

2.1.            Financial Condition and Financial Information. Merchant’s and Guarantor’s bank and financial statements, copies of which have been furnished to Purchaser, and future statements which will be furnished hereafter at the discretion of Purchaser, accurately represent the financial condition of Merchant at such dates, and since those dates there has been no material adverse changes, financial or otherwise, in such condition, operation or ownership of Merchant. Merchant and Guarantors have a continuing, affirmative obligation to advise Purchaser of any material adverse change in its financial condition, operation or ownership. Purchaser may request statements at any time during the performance of this Agreement and the Merchant shall provide them to Purchaser within five (5) business days. Merchant’s failure to do so shall constitute a material breach and Event of Default (as defined below) of this Agreement. Merchant is financially solvent (i.e., the assets that Merchant owns exceed the value of Merchant’s liabilities and Merchant is able to pay its obligations as they come due) as of the date of this Agreement. Merchant fully anticipates that Merchant will remain solvent throughout the term of this Agreement.

2.2.            Governmental Approvals. Merchant is in good standing in the jurisdiction(s) in which it engages in business, is in compliance and shall at all times comply with all laws and has valid permits, authorizations and licenses to own, operate and lease its properties and to conduct the business in which it is presently engaged. Merchant possesses and is in compliance with all permits, licenses, approvals, consents and other authorizations necessary to conduct its business.

2.3.            Authorization. Merchant, and the person(s) signing this Agreement on behalf of Merchant, have full power and authority to incur and perform the obligations under this Agreement, all of which have been duly authorized. The execution of this Agreement does not conflict with and is not in violation of any of Merchant’s governing documents, any other agreement to which Merchant is a party, or any other matters by which Merchant is bound and/or regulated, including, but not limited to, articles of organization, by-laws, rules and regulations, charter, any contracts, policy statements, handbooks, wills, trusts, other testamentary instruments, and/or court orders.

2.4.            Insurance. Merchant will maintain general liability and business-interruption insurance naming Purchaser as loss payee and additional insured in amounts and against risks as are satisfactory to Purchaser and shall provide Purchaser proof of such insurance upon request.

2.5.            Electronic Check Processing Agreement. Merchant will not change its Processor, add terminals, change its financial institution or bank account(s) or take any other action that could have any adverse effect upon Merchant’s obligations under this Agreement, without Purchaser’s prior written consent, which consent may be withheld in its absolute discretion. Any such change shall be a material breach and Event of Default of this Agreement. Merchant shall not change or close Merchant’s Account, or credit card processor through which the major credit cards are settled from Processor to another credit card processor, cease or change its payment instruction or other arrangements with Processor or to permit any event to occur that could cause a diversion of any of Merchant’s credit and/or debit card transactions to another processing company without Purchaser’s prior written consent, which may be withheld, denied, and/or conditioned in Purchaser’s sole and absolute discretion. In the event that Merchant changes its Purchaser-approved Processor without Purchaser’s written consent, Merchant shall, in addition to paying any other damages suffered by Purchaser, pay to Purchaser the Blocked Account Fee set forth in the attached Fee Structure Addendum as liquidated damages, as it will be impracticable or extremely difficult to determine the resulting damages suffered by Purchaser.

2.6.           Change of Name or Location. Merchant will not conduct Merchant’s businesses under any name other than as disclosed to the Processor and Purchaser or change any of its places of business without prior written consent of Purchaser, which consent may be withheld in its sole and absolute discretion.

2.7.            Daily Batch Out. Merchant will batch out Future Receipts with the Processor on a daily basis.

2.8.            Estoppel Certificate. Merchant will at any time, and from time to time, upon at least one (1) day’s prior notice from Purchaser to Merchant, execute, acknowledge and deliver to Purchaser and/or to any other person, person firm or corporation specified by Purchaser, a statement certifying that this Agreement is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and stating the dates which the Purchased Amount or any portion thereof has been repaid.

2.9.            No Pending Bankruptcy. As of the date of this Agreement, Merchant does not contemplate and has not filed any petition for bankruptcy protection under Title 7, 11 or 13 of the United States Code and there has been no involuntary petition brought or pending against Merchant. Merchant further warrants and represents that it does not anticipate filing any such bankruptcy petition and it does not anticipate that an involuntary petition will be filed against it. A Merchant filing for bankruptcy protection or is placed under an involuntary filing shall immediately result in an Event of Default under this Agreement, the implementation of any of the protections of Paragraph 1.11 of this Agreement, shall be permitted by Purchaser. Merchant further warrants and represents that it has not consulted with a bankruptcy attorney or debt consolidation company within the past twelve (12) months. Merchant is not contemplating commencing any case seeking protection under any bankruptcy or insolvency law.

2.10.          Working Capital Funding. Merchant shall not enter into any arrangement, agreement, or commitment that relates to or involves the Future Receipts, whether in the form of a purchase of, a loan against, collateral against or the sale or purchase of credits against, Future Receipts or future check sales with any other party other than Purchaser.

2.11.          Unencumbered Future Receipts. Merchant has good, complete, unencumbered and marketable title to all Future Receipts, free and clear of any and all liabilities, liens, claims, changes, charges, restrictions, conditions, options, rights, mortgages, security interests, equities, pledges and encumbrances of any kind or nature whatsoever or any other rights or interests that may be inconsistent with the transactions contemplated with, or adverse to the interests of Purchaser. Merchant has not granted a security interest in any of its Future Receivables to any third party except as disclosed to Purchaser in writing prior to the execution of this Agreement. Merchant shall not grant a security interest in any of its Future Receivables without Purchaser’s advance written consent, which may be withheld, denied, and/or conditioned in Purchaser’s sole and absolute discretion. The Future Receivables are owned solely by Merchant and are not assigned, conveyed, or encumbered except for the sale to Purchaser as provided for in this Agreement. Merchant shall not sell, dispose, convey, assign, pledge, hypothecate, transfer, or otherwise encumber all or any portion of Merchant’s business, Merchant’s Future Receivables, and/or Merchant’s assets without the prior written consent of Purchaser which may be withheld, denied, and/or conditioned in Purchaser’s sole and absolute discretion.

2.12.          Business Purpose; No Change of Business. Merchant is a valid business, in good standing under the laws of the jurisdictions in which it is organized and/or operates, and Merchant is entering into this Agreement for business purposes and not as a consumer for personal, family or household purposes. You will not materially change the goods or services you sell, materially change the nature of your business, change the business entity through which you carry on your business, change any of the locations where you operate your business, or change the name under which you do business without first notifying us and obtaining our prior written consent.

2.13.          Default Under Other Contracts. Merchant’s execution of, and/or performance under this Agreement will not cause or create an event of default by Merchant under any contract with another person or entity. Merchant is not in default of any agreement with any creditor with which it established a relationship prior to the execution of this Agreement, nor has Merchant entered into any forbearance agreement with a creditor unless it has been previously disclosed to Purchaser, and to which Purchaser consented in writing.

2.14.          Good Faith, Best Efforts and Due Diligence. Merchant and Guarantor(s) hereby affirm that it will conduct its business in good faith and will expend its best efforts to maintain and grow its business, to ensure that Purchaser obtains the Purchased Amount. Merchant will (i) conduct its business consistent with past practice; (ii) not incur any debt over $100,000.00 without Purchaser’s prior written consent which may be withheld, denied, and/or conditioned in Purchaser’s sole and absolute discretion; (iii) not commit fraud; (iv) not make materially false statements; and, (v) not withhold information from Purchaser necessary for the effective consummation for the transactions contemplated in this Agreement. Furthermore, Merchant and Guarantor(s) hereby acknowledge, agree, warrant and represent that it they will perform all appropriate due diligence and credit checks of all of the customers’ finances, cash flow, solvency, good faith, pay histories and business reputations (“Due Diligence Requirements”) as may suffice to ensure any and all products and/or services provided, sold or delivered by Merchant to said customers will be paid for by customers in full and in a timely manner, and will not result in the creation of an unpaid account. These Due Diligence Requirements must be performed prior to any sales to any customer, and repeated no less frequently than monthly for so long as any sums are due from these customers. Full documentation of all of Merchant’s compliance with its Due Diligence Requirements must be maintained in Merchant’s files so long as Purchaser has not fully collected all sums due under this Agreement. This is not a guaranty of payment by customers, but is a guaranty of full, adequate and good faith due diligence investigation and credit check of customers before extending credit to them and continuing no less frequently than monthly so long as sums are still due and owing.

2.15.          Payment Methods. Merchant is a business that regularly accepts payments from credit cards, debit cards, bank cards, gift cards, and charge cards as a means by which its customers pay Merchant for amounts due whether for goods sold, services rendered, or in satisfaction of other amounts owed. Furthermore, Merchant shall not take any action to discourage the use of credit cards, debit cards, bank cards, gift cards, and charge cards which are settled though Processor or to permit any event to occur which could have an adverse effect on the use, acceptance, or authorization of credit cards, debit cards, bank cards, gift cards, and charge cards for the purchase of Merchant’s services and products. Any and all payment processing terminals and/or point of sale systems shall be approved by Purchaser and programmed to process only through Processor.

2.16.          Read-Only Access to Bank Account. Merchant hereby agrees that, until Purchaser has received the Purchase Amount, Purchaser shall have the right to perform ongoing read-only electronic monitoring of transactions occurring in the approved Account and Merchant's account with the Processor. Merchant agrees to provide Purchaser all required online access codes for the Account. If Purchaser's electronic (online) access to Merchant's Account or is disabled for any reason, Merchant shall immediately and diligently undertake all steps required of it to restore Purchaser's access to both accounts.

2.17.          Accounting Records and Tax Returns. Merchant shall treat receipt of the Purchase Amount and delivery of the Specified Percentage of Future Receipts in a manner consistent with its nature as a true sale of Future Receipts in its accounting records and tax returns and further agrees that Purchaser is entitled to audit Merchant's accounting records upon reasonable notice in order to verify compliance. Merchant hereby waives any rights of privacy, confidentiality, or taxpayer privilege in any litigation or arbitration arising out of this Agreement in which Merchant asserts that this transaction is anything other than a sale of future receipts.

2.18.          No Other Assignment or Sale of Receivables. Merchant has not entered into any other agreement for the sale of Future Receivables and/or cash advance agreements except as disclosed to Purchaser in writing prior to the execution of this Agreement. Merchant has not and shall not enter into any other agreement for the sale of Future Receivables and/or cash advance agreements without Purchaser’s advance written consent, which may be withheld, denied, and/or conditioned in Purchaser’s sole and absolute discretion. Merchant has not accepted and shall not accept any cash advances absent Purchaser’s advance written consent, which may be withheld, denied, and/or conditioned in Purchaser’s sole and absolute discretion. Merchant has not entered into any financing or factoring agreement, except as disclosed to Purchaser in writing prior to the execution of this Agreement. Merchant shall not enter into any financing or factoring agreement without Purchaser’s advance written consent, which may be withheld, denied, and/or conditioned in Purchaser’s sole and absolute discretion. Merchant acknowledges and agrees that this is not a loan and agrees that it will not enter into any agreement with a third party that offers debt restructuring, debt settlement, debt management, debt balance reduction, creditor reduction, creditor negotiation, financial mitigation, or other similar services, as they are not applicable to this Agreement.

2.19.          Insufficient Funds. In the event that Merchant’s Bank Account does not have adequate funds available to cover the Daily Retrieval to be delivered to Purchaser, Merchant must provide advance written notice to Purchaser. If any attempted ACH debit is rejected because the account is considered to have Non-Sufficient Funds (hereafter “NSF”) then Purchaser will assess the NSF Fee set forth in the Fee Structure Addendum per each occurrence, to be automatically debited from Merchant’s Bank Account.

2.20.          Ongoing ACH Authorization. Merchant shall not attempt to revoke its ACH authorization to Purchaser set forth in this Agreement or otherwise take any measure to interfere with Purchaser’s ability to collect the Daily Retrieval or any other monies that Purchaser is otherwise entitled to receive pursuant to this Agreement.

2.21.          Maintenance of Accounts; Access. Merchant shall not close Merchant’s Bank Account or the Approved Account (or change the bank account into which Processor deposits the Future Receivables) to another account without Purchaser’s prior written consent, which may be withheld, denied, and/or conditioned in Purchaser’s sole and absolute discretion. In the event that Merchant changes Merchant’s Bank Account or the Approved Account without Purchaser’s prior written consent, Merchant shall, in addition to paying any other damages suffered by Purchaser, pay to Purchaser the Blocked Account Fee as liquidated damages, as it will be impracticable or extremely difficult to determine the resulting damages suffered by Purchaser. Merchant shall not take any action to block Purchaser’s access Merchant’s Account. Merchant must provide updated login information for Merchant’s Account within twenty-four (24) hours of any login change.

2.22.          No Lawsuits, Judgments or Liens. Merchant is not a party to any lawsuit and is not aware of any claims, actions, proceedings, and/or circumstances that would cause any of the Purchased Amount to not be fully collectible. There are no judgments or liens against Merchant.

2.23.          No Closing of Business. Merchant represents and warrants that it has no current plans to close its business either temporarily (for renovations, repairs or any other purpose), or permanently. Merchant agrees that, until Purchaser receives the Purchase Amount, Merchant will not voluntarily close its business on a permanent or temporary basis for renovations, repairs, or any other purposes. Notwithstanding the foregoing, Merchant shall have the right to close its business temporarily if such closing is necessitated by a requirement to conduct renovations or repairs imposed upon Merchant's business by legal authorities having jurisdiction over Merchant's business (such as from a health department or fire department) or if such closing is necessitated by circumstances outside Merchant's reasonable control. Prior to any such temporary closure of its business, Merchant shall provide Purchaser ten (10) business days' advance notice, or as much notice as reasonably possible under the circumstances.

2.24.          Taxes. Merchant has paid, and will continue to pay, all necessary local, state, and federal taxes and fees, including, without limitation, income, employment, sales and use taxes, imposed upon Merchant's business by law, and will maintain workers compensation insurance required by applicable governmental authorities.

2.25.          Compliance with U.S Export Laws. Neither Merchant, its constituents or affiliates, nor any of their respective agents, is in violation of any law relating to terrorism or money laundering, including, but not limited to, Executive Order No. 13224 on Terrorist Financing, the U.S. Bank Secrecy Act, as amended by the Patriot Act, the Trading with the Enemy Act, the International Emergency Economic Powers Act and all regulations promulgated thereunder, all as amended from time to time.

2.26.          Compliance with Laws. Merchant is in compliance with any and all applicable federal, state, and local laws, rule, and regulations.

Merchant understands that: (i) the foregoing representations, warranties, and covenants of Merchant are a fundamental condition to induce Purchaser to enter into this Agreement; (ii) Purchaser is relying on these representations, warranties, and covenants of Merchant in entering into this Agreement; and, (iii) Purchaser would not make any payment of any Purchase Price to Merchant hereunder if any of the foregoing representations, warranties, and covenants were not accurate and truthful, including, without limitation, that the proceeds are or were to be used for anything other than for business purposes of Merchant in the ordinary course of Merchant’s business.

ARTICLE III: EVENTS OF DEFAULT AND REMEDIES

3.1.            Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” hereunder: (a) Merchant or Guarantor shall violate any term or covenant in this Agreement; (b) Any representation or warranty by Merchant in this Agreement shall be incorrect, false or misleading in any material respect when made, as determined in the reasonable discretion of Purchaser; (c) Merchant interferes with Purchaser’s right to collect the Specific Daily Amount (and payment for arrears, if any) in violation of this Agreement; (d) Merchant admits in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Merchant seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, or composition of it or its debts; (e) the sending of notice of termination by Merchant or Guarantor(s); (f) Merchant shall transport, move, interrupt, suspend, dissolve or terminate its business; (g) Merchant shall transfer or sell all or substantially all of its assets; (i) Merchant shall make or send notice of any intended bulk sale or transfer by Merchant; (j) Merchant shall use multiple depository accounts without the prior written consent of Purchaser, which consent may be withheld in its sole and absolute discretion; (k) Merchant shall change its depositing account without the prior written consent of Purchaser, which consent may be withheld in its sole and absolute discretion; (l) Merchant shall perform any act that reduces the value of any Collateral granted under this Agreement; (m) Merchant shall default under any of the terms, covenants and conditions of any other agreement with Purchaser; or (n) Merchant shall fail to deposit its Future Receipts into the Account.

3.2.            Personal Guaranty. In the Event of Default under any provision of this Agreement, should Purchaser determine that the Purchase Amount cannot be obtained from the Merchant’s business, Purchaser will enforce its rights against the Guarantor(s) of this transaction. Said Guarantor(s) shall be jointly and severally liable to Purchaser for all of Purchaser’s losses and damages, including, but not limited to, all costs, expenses, legal fees, and the balance of the Purchase Amount, if any.

3.3.            Remedies. During an Event of Default, Purchaser may proceed to protect and enforce its rights or remedies in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein, or to enforce the discharge of Merchant’s obligations hereunder (including, but not limited to enforcement of the Guaranty) or any other legal or equitable right or remedy. All rights, powers and remedies of Purchaser in connection with this Agreement may be exercised at any time by Purchaser after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

3.4.            Costs. Merchant shall pay to Purchaser all reasonable costs associated with (a) a breach by Merchant in accordance with any of the provisions contained in this Agreement and the enforcement thereof; and (b) the enforcement of any and all of Purchaser’s remedies set forth in this Agreement, including but not limited, to court costs and attorneys’ fees.

3.5.            Required Notifications. Merchant is required to give Purchaser written notice within twenty-four (24) hours of any filing under Title 7, 11 or 13 of the United States Code. Merchant is required to give Purchaser seven (7) days’ written notice prior to the closing of any sale of all or substantially all of the Merchant’s assets or stock.

ARTICLE IV: MISCELLANEOUS

4.1             Modifications; Agreements. No modification, amendment, waiver or consent of any provision of this Agreement shall be effective unless the same shall be in writing and signed by both parties.

4.2.            Assignment. Purchaser may assign, transfer or sell its rights to receive the Purchased Amount or delegate its duties hereunder, either in whole or in part. Merchant may not assign, transfer or sell any portion of this Agreement without the prior written consent of Purchaser, which consent may be withheld in its sole and absolute discretion.

4.3.            Notices. Unless otherwise specified herein, all notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon receipt when delivered by hand, or (ii) upon date of postmark when sent by certified mail, postage prepaid, return receipt requested (or by such comparable method including overnight express delivery services), or (iii) upon the date of delivery by electronic mail, or (iv) three (3) days after postmark when mailed as aforesaid, at the respective addresses of the parties set forth in this Agreement (or to such other address or facsimile number for receipt of notices as a party may hereafter designate by notice given in accordance with this Section 4.3).

4.4.            Waiver; Remedies. No failure on the part of Purchaser to exercise, and no delay in exercising, any right under this Agreement, shall operate as a waiver thereof, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies provided hereunder are cumulative and not exclusive of any remedies provided by law or equity.

4.5.            Binding Effect; Governing Law, Venue, Jurisdiction and Service of Process. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, except that Merchant shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Purchaser which consent may be withheld in Purchaser’s sole discretion. MERCHANT AND ANY GUARANTOR(S) HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN RICHMOND COUNTY, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN MERCHANT AND/OR GUARANTOR(S) AND PURCHASER PERTAINING TO THIS AGREEMENT AND/OR THE GUARANTY OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT AND/OR THE GUARANTY; PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE PURCHASER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT UPON ITS RIGHTS PURSUANT TO THIS PURCHASE AND SALE OF FUTURE RECEIVABLES AND/OR THE GUARANTY OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF COMPANY. MERCHANT AND GUARANTOR EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND GUARANTOR HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND ACNOWLEDGES THAT THE TRANSMITTAL OF DOCUMENTS INSTITUTING ANY SUIT AGAINST MERCHANT AND/OR GUARANTOR MAY BE SERVED UPON PURCHASER, MERCHANT AND/OR GUARANTOR VIA EITHER (I) THE EMAIL ADDRESS LOCATED WITHIN THE PURCHASE AND SALE OF FUTURE RECEIVABLES OR (II) FIRST CLASS OR PRIORITY MAIL DELIVERED BY THE UNITED STATES POSTAL SERVICE VIA THE CONTACT ADDRESS LOCATED WITHIN THE PURCHASE AND SALE OF FUTURE RECEIVABLES; OR (III) ANY OTHER ADDRESS(ES) PROVIDED IN WRITING TO PURCHASER BY ANY MERCHANT OR ANY GUARANTOR, UNLESS ANY APPLICABLE LAW OR RULES PROVIDE OTHERWISE, AND THAT SUCH TRANSMITTAL IS REASONABLY CALCULATED TO APPRISE MERCHANT AND/OR GUARANTOR OF THE PENDENCY OF THE ACTION AND AFFORD IT AN OPPORTUNITY TO RESPOND. EACH MERCHANT AND GUARANTOR ACKNOWLEDGES AND AGREES THAT IT WILL BE PRECLUDED FROM ASSERTING THAT IT DID NOT RECEIVE SERVICE OF PROCESS OR ANY OTHER NOTICE SENT EITHER VIA EMAIL OR MAIL IN ACCORDANCE WITH THIS SECTION 4.5 IF IT DOES NOT FURNISH A CERTIFIED MAIL RETURN RECEIPT SIGNED BY PURCHASER DEMONSTRATING THAT PURCHASER WAS PROVIDED WITH NOTICE OF A CHANGE IN THE CONTACT ADDRESS AS SET FORTH LOCATED WITHIN THE PURCHASE AND SALE OF FUTURE RECEIVABLES. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regards to any applicable principals of conflicts of law. Any suit, action or proceeding arising hereunder, or the interpretation, performance or breach hereof, shall, if Purchaser so elects, be instituted in any court sitting in Richmond County, New York, (the “Acceptable Forums”). Merchant hereby acknowledges and agrees that the Acceptable Forums are convenient to it, and submits to the jurisdiction of the Acceptable Forums and waives any and all objections to jurisdiction or venue. Should such proceeding be initiated in any other forum, Merchant waives any right to oppose any motion or application made by Purchaser to transfer such proceeding to an Acceptable Forum.

4.6.            Survival of Representation, etc. All representations, warranties and covenants herein shall survive the execution and delivery of this Agreement and shall continue in full force until all obligations under this Agreement shall have been satisfied in full and this Agreement shall have terminated.

4.7.            Severability. If for any reason any court of competent jurisdiction finds any provisions of this Agreement applicable to the Guarantor to be void or voidable, the parties agree that the court may reform such provision(s) to render the provision(s) enforceable ensuring that the restrictions and prohibitions contained in those provisions shall be effective to the fullest extent allowed under applicable law.

4.8.            Advice of Counsel. Merchant and Guarantor(s) acknowledge and agree, that prior to executing this Agreement, have had the opportunity to seek the advice of independent legal counsel and have either obtained the advice of independent legal counsel or affirmatively chosen not to seek the advice of independent legal counsel, and have read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation hereof.

4.9.            Entire Agreement. Any provision hereof prohibited by law shall be ineffective only to the extent of such prohibition without invalidating the remaining provisions hereof. This Agreement, the Security Agreement and Guaranty, and any exhibits and addendums hereto embody the entire agreement between Merchant and Purchaser and supersede all prior agreements and understandings relating to the subject matter hereof.

4.10.           JURY TRIAL WAIVER. THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART OR THE ENFORCEMENT HEREOF. THE PARTIES HERETO ACKNOWLEDGE THAT EACH MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH THEIR ATTORNEYS.

4.11.          CLASS ACTION WAIVER. THE PARTIES HERETO WAIVE ANY RIGHT TO ASSERT ANY CLAIMS AGAINST THE OTHER PARTY, AS A REPRESENTATIVE OR MEMBER IN ANY CLASS OR REPRESENTATIVE ACTION, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW AGAINST PUBLIC POLICY. TO THE EXTENT EITHER PARTY IS PERMITTED BY LAW OR COURT OF LAW TO PROCEED WITH A CLASS OR REPRESENTATIVE ACTION AGAINST THE OTHER, THE PARTIES HEREBY AGREE THAT: (1) THE PREVAILING PARTY SHALL NOT BE ENTITLED TO RECOVER ATTORNEYS’ FEES OR COSTS ASSOCIATED WITH PURSUING THE CLASS OR REPRESENTATIVE ACTION (NOT WITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT); AND (2) THE PARTY WHO INITIATES OR PARTICIPATES AS A MEMBER OF THE CLASS WILL NOT SUBMIT A CLAIM OR OTHERWISE PARTICIPATE IN ANY RECOVERY SECURED THROUGH THE CLASS OR REPRESENTATIVE ACTION.

4.12.          Counterparts and Facsimile Signatures. This Agreement can be signed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same agreement. Signatures delivered via facsimile and/or via Portable Digital Format (PDF) shall be deemed acceptable for all purposes.

MERCHANT		PURCHASER

Mahesh Prasad Choudhury		Nebula Asset Holdings LLC

Print Name:	Mahesh Choudhury	Print Name:

Title:	VP US Oerations	Title:

Signature:	/s/ Mahesh Choudhury	Signature:

SECURITY AGREEMENT AND GUARANTY

Merchant’s Legal Name: Aurai LLC, together with  all of its subsidiaries including its affiliates and related entities).. known and unknown (“Merchant”)

D/B/A:

Physical Address:	2 MOUNT ROYAL AVE STE 500 MARLBOROUGH, MA 01752-1960

EIN#:	01-0566432

1. SECURITY INTEREST.

a. Security. To secure Merchant’s payment and performance obligations to Nebula Asset Holdings LLC, a New York limited liability company pursuant to that certain Agreement for Purchase and Sale of Future Receivables executed by and between the above-named Merchant and Purchaser (the “Agreement”), as security for the prompt and complete performance of any and all obligations, covenants, and agreements of Merchant under the Agreement, now or hereafter arising from, out of, or relating to the Agreement, whether direct, indirect, contingent or otherwise (hereinafter referred to collectively as the "Merchant Obligations"), Merchant hereby grants to Purchaser a security interest in all assets now owned, or hereafter acquired, including, without limitation: (a) all accounts, including without limitation, all deposit accounts, accounts-receivable, and other receivables, chattel paper, documents, equipment, general intangibles, instruments, and inventory, as those terms are defined by Article 9 of the Uniform Commercial Code (the “UCC”), now or hereafter owned or acquired by Merchant; and (b) all proceeds, as that term is defined by Article 9 of the UCC (“a” and “b” collectively, the “Collateral”). Merchant understands that Purchaser has the right to take delivery of the Future Receipts purchased as they are generated in the ordinary course of business. The Security Interest granted in this section is being given solely for the purpose of ensuring that Merchant does not take any action to deprives Purchaser of that right. This Security Interest does not mean that Purchaser has made a loan to Merchant, does not create a debt, and does not make Merchant a debtor or Purchaser a creditor.

b. Further Assurances. Merchant and Guarantor(s) each agrees to execute any documents or take any action in connection with this Security Agreement and Guaranty as Purchaser deems necessary or reasonable to perfect or maintain Purchaser’s first priority security interest in the Collateral, including, but not limited to, the execution of any account control agreements. Merchant and Guarantor each hereby authorizes Purchaser to file any financing statements deemed necessary or desirable by Purchaser to perfect or maintain Purchaser’s security interest, which financing statement may contain notification that Merchant and Guarantor(s) each have granted a negative pledge to Purchaser with respect to the Collateral, and that any subsequent lienor may be tortuously interfering with Purchaser’s rights. Merchant and Guarantor(s) shall each be liable for, and Purchaser may charge and collect any and all costs and expenses, including, but not limited to, attorney’s fees, which may be incurred by Purchaser in protecting, preserving and/or enforcing Purchaser’s security interests and rights. Merchant and Guarantor each acknowledge that Purchaser may use another legal name and/or d/b/a when designating the secured party when Purchaser files the above-referenced financing statement(s).

c. Financing Statements. Merchant authorizes Purchaser to file one or more UCC-1 forms consistent with the UCC to give notice that the Amount Sold is the sole property of Purchaser. The UCC filing may state that such sale is intended to be a sale and not an assignment for security and may state that Merchant is prohibited from obtaining any financing that impairs the value of the Amount Sold or Purchaser's ability to collect same. Merchant authorizes Purchaser to debit the Bank, for all costs incurred by Purchaser associated with the filing, amendment or termination of any UCC filings.

d. Negative Pledge. Merchant and Guarantor(s) each agrees not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of the Collateral.

e. Acknowledgement of Security Interest. The Future Receipts sold by Merchant to Purchaser pursuant to this Agreement are "accounts" or "payment intangibles" as those terms are defined in the UCC in effect in the state in which Merchant is located. Such Sale shall constitute and shall be construed and treated for all purposes as a true and complete sale, conveying good title to the Future Receipts free and clear of any liens and encumbrances, from Merchant to Purchaser. To the extent the Future Receipts are "accounts" or "payment intangibles" then (i) the sale of the Future Receipts creates a security interest as defined in the UCC; (ii) this Agreement constitutes a "security agreement" under the UCC; and (iii) Purchaser has all the rights of a secured party under the UCC with respect to such Future Receipts. Merchant further agrees that, with or without an Event of Default, Purchaser may notify account debtors, or other persons obligated on the Future Receipts, on holding the Future Receipts of Merchant's sale of the Future Receipts and may instruct them to make payment or otherwise render performance to or for the benefit of Purchaser.

f.  Termination of Pledge. Upon the performance by Merchant in full of the Merchant Obligations, the security interest in the Collateral pursuant to this Pledge shall automatically terminate without any further act of either party being required, and all rights to the Collateral shall revert to Merchant. Upon any such termination, Purchaser will execute, acknowledge (where applicable) and deliver such satisfactions, releases and termination statements, as Merchant shall reasonably request.

g. Representations with Respect to Collateral. Merchant hereby represents and warrants to Purchaser that: the execution, delivery and performance by Merchant of this Pledge, and the remedies in respect of the Collateral under this Pledge (i) have been duly authorized; (ii) do not require the approval of any governmental authority or other third party or require any action of, or filing with, any governmental authority or other third party to authorize same (other than the filing of the UCC-1s); (iii) do not and shall not (A) violate or result in the breach of any provision of law or regulation, any order or decree of any court or other governmental authority, or (B) violate, result in the breach of or constitute a default under or conflict with any indenture, mortgage, deed of trust, agreement or any other instrument to which Merchant is a party or by which any of Merchant's assets (including, without limitation, the Collateral) are bound.

h. Attorney-in-fact. Merchant hereby authorizes Purchaser at any time to take any action and to execute any instrument, including without limitation to file one or more financing statements and/or continuation statements, to evidence and perfect the security interest created hereby and irrevocably appoints Purchaser as its true and lawful attorney-in-fact, which power of attorney shall be coupled with an interest, with full authority in the place and stead of Merchant and in the name of Merchant or otherwise, from time to time, in Purchaser's sole and absolute discretion, including without limitation (a) for the purpose of executing such statements in the name of and on behalf of Merchant, and thereafter filing any such financing and/or continuation statements and (b) to receive, endorse and collect all instruments made payable to Merchant.

2. GUARANTY

a. Personal Guaranty of Performance. The undersigned Guarantor(s) hereby irrevocably, absolutely and unconditionally guarantees to Purchaser, the prompt, full and faithful performance of all of the representations, warranties, covenants made by Merchant in the Agreement and this Security Agreement and Guaranty, as each agreement may be renewed, amended, extended or otherwise modified (the “Guaranteed Obligations”). Guarantor’s obligations are due (i) at the time of any breach by Merchant of any representation, warranty, or covenant made by Merchant in the Agreement and this Security Agreement and Guaranty, and (ii) at the time Merchant admits its inability to pay its debts, or makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Merchant seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, or composition of it or its debts.

b. Guarantor Waivers. In the event that Merchant fails to make a payment or perform any obligation when due under the Agreement or this Security Agreement and Guaranty, Purchaser may enforce its rights under this Security Agreement and Guaranty without first seeking to obtain payment from Merchant, any other guarantor, or any Collateral Purchaser may hold pursuant to this Agreement or any other guaranty. Guarantor understands that Purchaser will have a security interest in the Collateral upon execution of this Agreement. Additionally, Guarantor waives the right to require Purchaser to: (i) proceed first against Merchant; (ii) proceed against or exhaust any security that Purchaser holds from Merchant; or (iii) pursue any other remedy in Purchaser’s power. Guarantor waives any defense by reason of any disability of Merchant, and waives any other defense based on the termination of Merchant's liability from any cause. Additionally, Guarantor shall have no right to subrogation. Guarantor waives any right to enforce any remedy which Purchaser now has or may hereafter have against Merchant, and waives any benefit of, and any right to participate in any security now or hereafter held by Purchaser. Guarantor waives its right to enforce any remedies that Purchaser now has, or later may have, against Merchant. Guarantor waives any right to participate in any security now or later held by Purchaser. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty, and waives all notices of the existence, creation, or incurring of new or additional obligations. “Guarantor” as used in this Security Agreement and Guaranty include the heirs, executors, personal representatives, successors and assigns of Guarantor. If there is more than one Guarantor, "Guarantor" in this Agreement shall mean all Guarantors and the obligations of the Guarantors hereunder shall be joint and several.

c. Guarantor's Representations. Guarantor represents and warrants to Purchaser that: (i) Guarantor is an owner, officer, or manager of Merchant and will directly benefit from Purchaser and Merchant entering into the Agreement; and (ii) Guarantor understands and acknowledges that Purchaser is not willing to enter into the Agreement unless Guarantor irrevocably, absolutely and unconditionally guarantees prompt and complete performance of any and all liabilities, obligations, covenants or agreements of Merchant under this Agreement, now or hereafter arising from, out of or relating to this Agreement, whether direct, indirect, contingent or otherwise.

d. Guarantor's Other Agreements. Guarantor will not dispose, convey, sell or otherwise transfer, or cause Merchant to dispose, convey, sell or otherwise transfer, any material business assets of Merchant without the prior written consent of Purchaser, which consent may be withheld for any reason, until Purchaser has received the Purchase Amount. Guarantor shall pay to Purchaser upon demand all expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred as the result of, or incidental to, or relating to, the enforcement or protection of Purchaser's rights against Merchant and Guarantor under the Agreement. This Guaranty is binding upon Guarantor and Guarantor's heirs, legal representatives, successors and assigns and shall inure to the benefit of and may be enforced by the successors an assign of Purchaser. The obligation of Guarantor shall be unconditional and absolute, regardless of the unenforceability of any provision of any agreement between Merchant and Purchaser, or the existence of any defense, setoff or counterclaim, which Merchant may assert. Purchaser is hereby authorized, without notice or demand and without affecting the liability of Guarantor hereunder, to at any time renew or extend Merchant's obligations under the Agreement or otherwise modify, amend or change the terms of the Agreement.

e. Acknowledgment of Purchase. Guarantor acknowledges and agrees that the Purchase Price paid by Purchaser to Merchant in exchange for the Amount Sold is adequate consideration for the purchase of the Purchased Amount and is not a loan or financial accommodation from Purchaser to Merchant. Guarantor specifically acknowledges Purchaser is not a lender, bank, or credit card processor, and that Purchaser has not offered any loans to Merchant. Guarantor waives any claims or defenses of usury in any action arising out of this Agreement.

f.  Injunctive Relief. In case any Event of Default occurs and is not waived, Purchaser will be entitled to the issuance of an injunction, restraining order, or other equitable relief in Purchaser’s favor, subject to court or arbitrator approval, restraining each Guarantor’s accounts and/or receivables up to the amount due to Purchaser as a result of the Event of Default, and each Guarantor will be deemed to have consented to the granting of an application for the same to any court or arbitral tribunal of competent jurisdiction without any prior notice to any Merchant or Guarantor and without Purchaser being required to furnish a bond or other undertaking in connection with the application.

g. Counterclaim Waiver. In any litigation or arbitration commenced by Purchaser, each Merchant and each Guarantor will not be permitted to interpose any counterclaim.

3. REMEDIES.

a. Upon a default by Merchant under the terms of either the Agreement or this Security Agreement and Guaranty, Purchaser may (i) pursue any remedy available at law (including, but not limited to, those available under the provisions of the UCC); (ii) or in equity to collect, enforce, or satisfy any obligations then owing, whether by acceleration or otherwise; and (iii) exercise any rights under the Agreement and/or this Security Agreement and Guaranty.

b. Purchaser does not have to notify Guarantor of any of the following events, and Guarantor will not be released from its obligations under this Security Agreement and Guaranty if it is not notified of: (i) Merchant’s failure to pay timely any amount owed under the Agreement; (ii) any adverse change in Merchant’s financial condition or business; (iii) any sale or other disposition of any collateral securing the Guaranteed Obligations or any other guarantee of the Guaranteed Obligations; (iv) Purchaser’s acceptance of this Security Agreement and Guaranty; and (v) any renewal, extension or other modification of the Agreement or Merchant’s other obligations to Purchaser. In addition, Purchaser may take any of the following actions without releasing Guarantor from any of its obligations under this Security Agreement and Guaranty: (i) renew, extend or otherwise modify the Agreement or any of the Merchant’s other obligations to Purchaser; (ii) release Merchant from its obligations to Purchaser; (iii) sell, release, impair, waive or otherwise fail to realize upon any collateral securing the Guaranteed Obligations or any other guarantee of the Guaranteed Obligations; and (iv) foreclose on any collateral securing the Guaranteed Obligations or any other guarantee of the Guaranteed Obligations in a manner that impairs or precludes the right of Guarantor to obtain reimbursement for payment under this Security Agreement and Guaranty. Until the Merchant Amount, plus any accrued but unpaid interest and Merchant’s other obligations to Purchaser under the Agreement and this Security Agreement and Guaranty are paid in full, Guarantor shall not seek reimbursement from Merchant or any other guarantor for any amounts paid by it under this Security Agreement and Guaranty. Guarantor permanently and irrevocably waives and shall not seek to exercise any of the following rights that it may have against Merchant, any other guarantor, or any collateral provided by Merchant or any other guarantor, for any amounts paid by it, or acts performed by it, under this Security Agreement and Guaranty: (i) subrogation; (ii) reimbursement; (iii) performance; (iv) indemnification; or (v) contribution. In the event that Purchaser must return any amount paid by Merchant or any other guarantor of the Guaranteed Obligations because that person has become subject to a proceeding under the United States Bankruptcy Code or any similar law, Guarantor’s obligations under this Security Agreement and Guaranty shall include that amount.

4. SEVERABILITY. If for any reason any court of competent jurisdiction finds any provisions of this Agreement applicable to the Guarantor to be void or voidable, the parties agree that the court may reform such provision(s) to render the provision(s) enforceable ensuring that the restrictions and prohibitions contained in those provisions shall be effective to the fullest extent allowed under applicable law.

5. OPPORTUNITY FOR ATTORNEY REVIEW. The Merchant and Guarantor(s) acknowledge that, in executing this Security Agreement and Guaranty, each has been advised to seek the advice of independent legal counsel. Furthermore, Merchant and Guarantor(s) acknowledge and agree, that prior to executing this Security Agreement and Guaranty, have had the opportunity to seek the advice of independent legal counsel and have either obtained the advice of independent legal counsel or affirmatively chosen not to seek the advice of independent legal counsel, and have read and understood all of the terms and provisions of this Security Agreement and Guaranty. This Security Agreement and Guaranty shall not be construed against any party by reason of the drafting or preparation hereof.

6. NO WAIVER. It is agreed that the delay or failure of Purchaser to insist in any one or more instances upon a strict performance or observance of any of the terms, provisions or covenants of the Agreement or this Security Agreement and Guaranty or to exercise any right therein contained shall not be construed or deemed to be a waiver or relinquishment for the future of such or any other term, provision, covenant or right, but the same shall continue and remain in full force and effect. Holder shall not be deemed by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is set forth in writing.

7. JOINT AND SEVERAL LIABILITY. The obligations hereunder of the persons or entities constituting Guarantor under this Agreement are joint and several.

8. ATTORNEY’S FEES. If any legal action or other proceeding is brought for the enforcement of this Security Agreement and Guaranty, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding (including attorneys' fees and costs on appeal), in addition to any other relief to which it may be entitled.

IN WITNESS WHEREOF, the undersigned agree to this SECURITY AGREEMENT AND GUARANTY as of the date set forth below:

MERCHANT		PURCHASER

Mahesh Prasad Choudhury		Nebula Asset Holdings LLC

Print Name:	Mahesh Choudhury	Print Name:

Title:	VP US Oerations	Title:

Signature:	/s/ Mahesh Choudhury	Signature:

Date:	11/07/2025	Date:

GUARANTOR

Print Name:

Title:

Signature:

Date:

    APPENDIX A: FEE STRUCTURE

A.	Origination Fee:	$5,400.00 to cover underwriting and related expenses, which shall be deducted from the funded amount.

B.	ACH Program Fee:	$0.00 (or 3% of the funded amount, depending on the size of the advance). The ACH program is labor intensive and is not an automated process, requiring us to charge this fee to cover related costs.

C.	Non-Sufficient Funds Fee (Standard):

$100.00 per day for each missed daily debit. If payments are collected on a weekly basis, the NSF fee will be $500.00 per weekly missed (equivalent to five daily pulls). This fee may be assessed up to two (2) times only before an Event of Default is triggered.

D.	Rejected ACH or Blocked ACH:	$2,500.00 when a Merchant blocks the account from Debit ACH or when Merchant directs the bank to reject Purchaser’s debit ACH, which shall result in an Event of Default.

E.	Bank Change Fee:	$50.00, If a merchant requires a change of Bank Account to be debited requiring PURCHASER to adjust its system.

F.	Blocked Account:	$2,500.00. If a merchant blocks Purchaser’s ACH debit of the Account, bounces more than 4 debits of the Account, or simultaneously uses multiple bank accounts or credit-card processors to process its Future Receipts.

G.	Default Fee:	$3,500.00. If a merchant changes Bank Accounts or switches to another credit card processor without Purchaser’s prior written consent, which may be withheld in its sole and absolute discretion, or commits another Event of Default pursuant to the Agreement.

H.	Miscellaneous Service Fees:	Merchant shall pay certain fees for services related to the origination and maintenance of accounts. Each Merchant shall receive their funding electronically to their designated Bank Account and will be charged $50.00 for a wire transfer or $0.00 for a bank ACH. Merchant will be charged $25.00 for every additional change of their operating Bank Account once they are active with Purchaser.

I.	Risk Assessment Fee:	$249.00

J.	UCC Fee:	$195.00

MERCHANT		PURCHASER

Mahesh Prasad Choudhury		Nebula Asset Holdings LLC

Print Name:	Mahesh Choudhury	Print Name:

Title:	VP US Oerations	Title:

Signature:	/s/ Mahesh Choudhury	Signature:

Date:	11/07/2025	Date:

ADDENDUM TO AGREEMENT OF PURCHASE AND SALE OF FUTURE RECEIVABLES

This Addendum to the Agreement of Purchase and Sale of Future Receivables (“Addendum”) is entered into this 7 day of November, 2025 (the “Effective Date”), by and between Nebula Asset Holdings LLC, a New York limited liability company (“Purchaser”), and Aurai LLC together with all its subsidiaries including its affiliates and related entities). known and unknown (collectively, “Merchant”) and shall be deemed to amend, modify and supplement that certain Agreement of Purchase and Sale of Future Receivables dated 11/7/25 by and between Purchaser and Merchant (the “Agreement”) (Purchaser and Merchant may herein be referred collectively to as the “Parties”).

NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Addendum and all of the representations, warranties, conditions and promises hereinafter acknowledged and agreed, the Parties agree as follows:

1.            In furtherance of the above, Merchant agrees to provide real-time access to any and all of Merchant's bank, deposit or other financial account(s) via Decision LOGIC or similar service (as Purchaser shall from time-to-time utilize) or via the online portal of Merchant’s financial institution(s) (collectively the “Online Bank Access”). It is agreed and understood that Purchaser shall be entitled, and may at its sole discretion, periodically monitor said financial account(s) via Online Bank Access and that the ability to access such information is a material term of consideration under the aforesaid Purchase and Sale and that the withholding or removal of such access shall constitute a material breach of the Agreement and, in the event of any such breach, Purchaser shall be entitled to any and all remedies provided for within the above referenced agreement together with additional liquidated damages for breach of this addendum equal to $2,500.00 or twenty percent (20%) of the outstanding balance, whichever is greater.

2.            Merchant shall be permitted to change its bank login credentials provided Merchant shall provide such credentials to Purchaser simultaneously with such change and take whatever measures are necessary to ensure Purchaser's continued access to any and all of Merchant's financial accounts including, but not limited to, Merchant's bank, and deposit account(s). In the event Purchaser’s access to such information is restricted, for any reason whatsoever, Merchant shall take any and all measures necessary to restore such access to Purchaser within one (1) business day of such request. It is expressly agreed and understood that inability of Purchaser to access such information after request, for any reason whatsoever, shall constitute a material breach of the Agreement and, in the event of any such breach, Purchaser shall be entitled to any and all remedies provided for within the above referenced Purchase and Sale, together with additional liquidated damages for breach of this addendum equal to $2,500.00 or twenty percent (20%) of the outstanding balance, whichever is greater.

3.            The Parties acknowledge and agree that while an outstanding balance with Purchaser exists, Merchant is prohibited from initiating a cash advance or loan product advance with another merchant cash advance company other than Purchaser. In the event that Merchant engages in such prohibited action in accordance with this Paragraph 3 of this Addendum, Merchant shall be in breach of the Purchase and Sale and in addition to any and all remedies pursuant to the Purchase and Sale, this Addendum, and all available remedies at law, and shall be subject to a $3,000.00, plus attorney’s fees, reasonable costs, and liquidated damages equal to the greater of $2,500.00 or twenty percent (20%) of the outstanding balance, whichever is greater.

4.            By signing below, the Merchant hereby requests and acknowledges that the Specified Percentage shall be revised to up to N/A per business day (the “Payment”) which the parties agree is a good-faith approximation of the Specified Percentage, based on the Merchant’s Future Receipts due to Purchaser, pursuant the Agreement.

5.            The Payment is to be drawn via ACH payment, from the following bank account:

Bank Account:	466017660349

Routing Number:	011000138

Account Name:	Aurai LLC

Bank Name:	Bank of America

6.            The Parties acknowledge and agree that to the extent that any term of condition contained in the Agreement is contradictory or inconsistent with this Addendum, the Parties agree that the terms of this Addendum shall control.

7.            The Parties acknowledge that, in executing this Addendum, each Party has had the opportunity to seek the advice of independent legal counsel and have read and understood all of the terms and provisions of this Addendum. This Addendum shall not be construed against any Party by reason of the drafting or preparation hereof.

8.            This Addendum may be executed in counterparts, each of which shall be deemed an original provided both Parties have executed a counterpart of this Addendum, and all such counterparts shall together constitute one and the same instrument. Any signature delivered by a party by facsimile transmission or electronic mail will be deemed to be an original signature.

IN WITNESS WHEREOF, the parties have executed this Addendum to the Agreement as of the date first set forth above.

MERCHANT		PURCHASER

Mahesh Prasad Choudhury		Nebula Asset Holdings LLC

Print Name:	Mahesh Choudhury	Print Name:

Title:	VP US Oerations	Title:

Signature:	/s/ Mahesh Choudhury	Signature:

Date:	11/07/2025	Date:

DESCRIPTION OF COLLATERAL

This form is designed to collect detailed information about collateral assets provided in support of the security interest held by Nebula Financing. Please list each asset separately, including the full address and location, owner details, and any additional relevant information. The purpose of this form is to ensure all collateral is properly documented and assessed for its current market value and ownership status. Additional details such as lien status, insurance coverage, and unique identifiers should also be noted to ensure clarity and accuracy in the collateral assessment process.

By completing this form, you represent and warrant that the information provided is true, accurate, and complete to the best of your knowledge. You acknowledge that providing false or misleading information will result in a material breach of the Agreement.

Asset Name/ Description	Category	Address &	Owner Name	Ownership	Asset Value	Additional
		Location	(as stated in	Percentage		Information
title)

NOTICE OF SALE, ASSIGNMENT AND TRANSFER

To Whom It May Concern:

This letter is to notify you that 11/7/2025, Mahesh Prasad Choudhury (“Merchant”) entered into that certain

Purchase and Sale of Future Receivables (the “Purchase and Sale Agreement”) with Nebula Asset Holdings LLC a New York limited liability company (“Purchaser”). Under the terms of the Purchase and Sale Agreement, Merchant sold, assigned, and transferred to Purchaser all Merchant’s right, title, and interest in and to Merchant’s receipts, accounts, and contract rights arising from or relating to the payment of monies payable from you to Merchant (collectively, the “Receivables”). As such, Purchaser is the absolute owner of the Receivables, and Merchant no longer has any right, title, or interest in or to the receivables.

Purchaser is the absolute owner of the Receivables regardless of any Uniform Commercial Code financing statement that may have been filed by Purchaser or any other entity with respect to the Receivables.

Purchaser may provide you with a copy of this signed letter as proof of Merchant’s sale, assignment, and transfer of the Receivables to Purchaser and of Purchaser’s absolute ownership of the Receivables. Upon your receipt of copy of this letter from Purchaser, you are hereby authorized and directed to deliver to Purchaser Receivables due from you to Merchant (absent the sale, assignment, and transfer made under the Agreement) in the amount indicated by Purchaser.

The undersigned represents that s/he is authorized to sign this letter on behalf of Merchant and to bind Merchant and all of its affiliates and subsidiaries.

NEBULA ASSET HOLDINGS LLC

Print Name:

Title:

Signature:

Irrevocable Letter of Direction

                                            , 202__

VIA U.S. CERTIFIED MAIL

RETURN RECEIPT REQUESTED

EMAIL (                                                      )

FAX (                                                )

Attention: Accounting & Legal Department

Re:      Purchase and Sale of Receivables

Dear Valued Customer,

In order to accommodate the growth of our business, we have retained the services of Nebula Asset Holdings LLC, a New York limited liability company to fund and manage our accounts. This arrangement includes our irrevocable assignment Nebula Asset Holdings LLC of all of our rights to receive payment on our currently outstanding and all future accounts under all applicable laws, including, but not limited to, 9-406 of the Uniform Commercial Code. This change in procedure should allow us to serve you more efficiently. Consider this a notice to immediately change the remittance of all monies due to any of the following persons or entities:

Mahesh Prasad Choudhury (hereinafter, the “Merchant”)

[List any additional Merchant entities]

PAYMENTS ON ALL INVOICES, MONIES DUE, NOTES PAYABLE OR ANY TRANSFER OF MONIES SHALL HEREAFTER BE MADE PAYABLE AND ELECTRONICALLY TRANSFERRED OR MAILED DIRECTLY TO:

VIA WIRE

Nebula Asset Holdings LLC

[To include]

VIA CHECK

[To include]

Merchant agrees to indemnify and hold you harmless, as well as its officers and directors, employees and its affiliates and their respective successors and assigns and each other person, if any, who controls any thereof, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of the above mentioned release of funds to Purchaser Capital, LLC.

Merchant that either (a) it has had advice of counsel of its own choosing in negotiations for and the preparation of this release, or (b) it has knowingly determined that such advice is not needed.

Mahesh Prasad Choudhury

Print Name:	Mahesh Choudhury

Title:	VP US Oerations

Signature:	/s/ Mahesh Choudhury

STATE OF	)

)ss.

COUNTY OF	)

Sworn to (or affirmed) and subscribed before me by means of [ ] physical presence or [ ] online notarization, this                          , by                                           , who is personally known to me or who has produced                             as identification.

Notary Signature

Print Notary Name

List of Top 5 Clients

List of Top 5 Clients - Please list the top 5 clients that you are currently providing services for or have provided services for in the past 30 days.

Business Name:
Business Address:
Email:
Phone:

Business Name:
Business Address:
Email:
Phone:

Business Name:
Business Address:
Email:
Phone:

Business Name:
Business Address:
Email:
Phone:

Business Name:
Business Address:
Email:
Phone:

DECLARATION OF ORDINARY COURSE OF BUSINESS

Each of the undersigned hereby declares the following:

1.            I am duly authorized to sign the Purchase and Sale of Future Receivables (“Purchase and Sale”) dated as of this 7 day of November, 2025 by and between Aurai LLC, (the “Merchant”) and Nebula Asset Holdings LLC, a New York limited liability company (“Purchaser”), for and on behalf of the Merchant.

2.            This Declaration of Ordinary Course of Business incorporates by reference the Purchase and Sale and any and all exhibits and addenda thereto (collectively, the “Agreement”).

3.	I acknowledge that I am authorized to sign the Agreement on behalf of Merchant.

4.	I acknowledge that I had sufficient time to review the Agreement before signing it.

5.	I acknowledge that I had an opportunity to seek legal advice from counsel of my choosing before signing the Agreement.

6.	I acknowledge that Merchant is entering into the Agreement voluntarily and without any coercion.

7.	I acknowledge that each Merchant is entering into the Agreement in the ordinary course of its business.

8.            I acknowledge that the payments to be made from any Merchant to Purchaser under the Agreement are being made in the ordinary course of Merchant’s business.

9.	I am aware of Merchant’s right to request a reconciliation of the payments made under the Agreement at any time.

10.	I DECLARE UNDER PENALTY OF PERJURY THAT THE FOREGOING IS TRUE AND CORRECT.

MERCHANT	GUARANTOR

Mahesh Prasad Choudhury

Print Name:	Mahesh Choudhury	Print Name:

Title:	VP US Oerations	Title:

Signature:	/s/ Mahesh Choudhury	Signature:

Date:	11/07/2025	Date:

Audit trail

Title	Aurai, LLC

File name	Aurai__LLC_-_Contract.docx

Document ID	1ad6b24e24f14aed102fda8faa715c4384b8d8f2

Audit trial date format	MM / DD / YYYY

Status	Signed

Document History

11 / 07 / 2025 11:14:48 UTC-8	Sent for signature to Mahesh Prasad Choudhury (mahesh@connectm.com) from info@nebulafinancing.com IP: 107.201.243.207

11 / 07 / 2025 11:32:40 UTC-8	Viewed by Mahesh Prasad Choudhury (mahesh@connectm.com) IP: 174.168.169.66

11 / 07 / 2025 11:35:02 UTC-8	Signed by Mahesh Prasad Choudhury (mahesh@connectm.com) IP: 174.168.169.66

11 / 07 / 2025 11:35:02 UTC-8	The document has been completed.